Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts: Michael J. Shea Chief Financial Officer Mac-Gray Corporation 781-487-7610 Email: mshea@macgray.com	Jim Buckley Executive Vice President Sharon Merrill 617-542-5300 Email: tuc@investorrelations.com

Mac-Gray Corporation Announces 45% Increase to Dividend

Company Announces Preliminary Annual Revenue and Debt Reduction;

 Plans to Release Fourth-Quarter 2012 Financial Results and Hold Conference Call on March 7

WALTHAM, MA, February 25, 2013 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced that its Board of Directors has approved a 45% increase to the quarterly dividend on the Company’s Common Stock - raising it to $0.0875 per share ($0.35 per share on an annualized basis) from $0.0605 per share ($0.242 per share on an annualized basis). The Board declared a dividend of $0.0875 per share payable on April 1, 2013 to stockholders of record at the close of business on March 15, 2013.

In conjunction with management’s presentation at an upcoming investor conference, Mac-Gray also announced today that for the full year 2012, the Company expects to report revenue of $322 million, flat with revenue for 2011.  The Company’s guidance range had been $320 million to $325 million.

For the full year, the Company lowered its total funded debt by approximately $10.7 million, despite increasing its debt balance in the first quarter as a result of its successful debt refinancing and stock buyback program.  The reduction in total funded debt exceeded the Company’s previously announced guidance range of $7 million to $10 million for 2012.

“Despite challenges presented by the current economic environment, Mac-Gray continued to improve its financial position in the past year through the combination of debt reduction from free cash flow, redemption of its 7.625% senior notes, a new credit facility, and ongoing cost control measures,” said Chairman Thomas E. Bullock.  “As a result, the Board of Directors believes our financial stability supports a substantial increase in our dividend.  With this third consecutive year of double-digit percentage growth in our dividend, we are pleased to continue returning value to our shareholders.”

Fourth-Quarter and 2012 Results Conference Call

Mac-Gray plans to announce its fourth-quarter and year-end 2012 financial results on the morning of Thursday, March 7, 2013.  In conjunction with that announcement, Mac-Gray plans to broadcast its fourth-quarter 2012 financial results conference call live over the Internet at 10:00 a.m. ET.

On the call, Stewart G. MacDonald, Mac-Gray’s chief executive officer and Michael J. Shea, executive vice president and chief financial officer, will summarize the Company’s fourth-quarter 2012 financial results, and review the business and operating highlights.

To participate in the conference call, please dial (877) 407-5790 or (201) 689-8328.  To listen to the live webcast, please visit the Investor Relations section of the Company’s website at www.macgray.com prior to the event’s broadcast.  Interested parties unable to participate in the live call may access an archived version of the webcast on Mac-Gray’s website.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages laundry rooms in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s preliminary 2012 results and returning value to shareholders.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

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